EXHIBIT 16

                             KEEFE, McCULLOUGH & CO.
                           6550 North Federal Highway
                                    Suite 410
                         Fort Lauderdale, Florida 33308

                             telephone 954-771-0896
                             telecopier 954-938-9353

                                                              February 22, 2000

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      PetMedExpress.com, Inc. (the "Company")
         Registration Statement on Form 10-SB
         File no. 000-28827

Ladies and Gentlemen:

         We have reviewed the disclosure contained in the aforedescribed registration statement under Part II, Item 3. Changes in and Disagreements with Accountants as provided to us by the Company at it relates to our previous engagement as the Company=s independent auditors. We agree with the statements contained therein, and we consent to the filing of this letter as an exhibit to the aforedescribed registration statement.

                                                      Sincerely,



                                                     /s/ Keefe, McCullough & Co.
                                                     ---------------------------
                                                         KEEFE, McCULLOUGH & CO.